EXHIBIT 10.3

ACCORD AND SATISFACTION

This Agreement (“Agreement”) is made and entered into effective this 11th day of October, 2006, by and between Russell H. Ritchie, Dale E. Riker, Suntine Enterprises, LLC, and Cornerstone Wireless Communications, LLC (hereinafter referred to collectively as “Russell and Group”) and Studio One Media, Inc., (f/k/a Dimensional Visions Incorporated), a Delaware corporation (hereinafter referred to as “SOMD” or the “Company”), with reference to the following:

WHEREAS, the parties hereto did heretofore enter into that one certain Settlement Agreement and Release dated April 30, 2003 (the “Settlement Agreement”), which agreement is, by this reference, incorporated herein for all purposes; and

WHEREAS, the parties hereto desire to conclude all matters covered by, referred to in, or giving rise to the Settlement Agreement, and other matters between the parties, leaving nothing unsettled or open to question;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1.
The Company shall issue, or cause to be issued, to Russell and Group, One Hundred Thirty Seven Thousand Five Hundred (137,500) shares of restricted common stock, $0.001 par value, of SOMD (the “Shares”).

2.
Russell and Group agrees to accept the Shares in full and complete settlement and satisfaction of all covenants, representations, warranties, obligations, liabilities, costs and expenses provided for in the Settlement Agreement, or referred to therein, or any document giving rise thereto including, but not limited to, any promissory notes, guarantees, lines of credit agreements or other financing agreements.

3.	Certificates evidencing the Shares shall be issued in the following names and amounts:

Russell H. Ritchie	53,000 shares
Russell H. Ritchie	40,900 shares
Cornerstone Wireless Communications, LLC	23,600 shares
Fidelity Insurance Company, Ltd, FBO SA 0456	20,000 shares
Total	137,500 shares

4.
The Shares, when issued shall be deemed fully paid and non-assessable and without any restriction of any nature other than as shall be imposed by Rule 144 promulgated under the Securities Exchange Act of 1933, as amended.

5.
Each time that the Company proposes to Register a public offering solely of its Common Stock (not including an offering of Common stock issuable upon conversion or exercise of other securities), other than pursuant to a Registration Statement on Form S-4 or Form S-8 or similar or successor forms (collectively,"Excluded Forms"), the Company shall promptly give written notice of such proposed Registration to all holders of Shares, which shall offer such holders the right to request inclusion of any Registrable Securities in the proposed Registration.  The holder may request inclusion of any Registrable Shares in such Company Registration by delivering to the Company, within 10 days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Registrable Shares proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Registration. The Company shall use its reasonable efforts to cause all Registrable Shares specified in the Piggyback Notice to be included in the Company Registration and any related offering, all to the extent requisite to permit the sale by the holder of such Registrable Shares in accordance with the method of sale applicable to the other shares of Common Stock included in the Company Registration.

ACCORD AND SATISFACTION

6.
Russell and Group, and each person comprising such group, on behalf of himself/itself and on behalf of their respective attorneys, accountants, insurers, agents, personal representatives, survivors, heirs, successors, and assigns, hereby releases and forever discharges the Company and its past and present affiliates and subsidiaries, and their respective officers, directors, shareholders, partners, principals, employees, attorneys, accountants, consultants, insurers, agents, representatives, servants, predecessors, successors, heirs and assigns (collectively, "the Company Parties"), of and from any and all claims, debt, demands, obligations, losses, actions and causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which the Russell and Group, or any member thereof, has, had or claims to have against any or all of the Company Parties, including but not limited to (i) covenants, representations, warranties, obligations, liabilities, costs and expenses provided for in the Settlement Agreement, or any document referred to in or giving rise to the Settlement Agreement including, but not limited to, any promissory notes, guarantees, lines of credit agreements or other financing agreements, (ii) any business or personal relationship between the parties prior to the date of this Release, or (iii) other monetary or other valuable consideration claimed, whether accrued or not, from the beginning of time to the effective date of this Agreement.

7.
The Company, on behalf of itself and its past and present affiliates and subsidiaries, and their respective officers, directors, shareholders, partners, principals, employees, attorneys, accountants, consultants, insurers, agents, representatives, servants, predecessors, successors, heirs and assigns (collectively, “the Russell Parties”), hereby releases and forever discharges Russell and Group, and each person comprising such group, and their respective attorneys, accountants, insurers, agents, personal representatives, survivors, heirs, successors, and assigns, of and from any and all claims, debt, demands, obligations, losses, actions and causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which the Company has, had or claims to have against any or all of the Russell Parties, or any member thereof, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to (i) covenants, representations, warranties, obligations, liabilities, costs and expenses provided for in the Settlement Agreement, or any document referred to in or giving rise to the Settlement Agreement including, but not limited to, any promissory notes, guarantees, lines of credit agreements or other financing agreements, (ii) any business or personal relationship between the parties prior to the date of this Release, or (iii) other monetary or other valuable consideration claimed, whether accrued or not, from the beginning of time to the effective date of this Agreement.

8.	Each party represents and warrants that he has the authority to enter into and be bound by this Agreement.

9.
This Agreement constitutes and embodies the full and complete understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, agreements or representations, whether oral or in writing, and all such agreements shall be and hereby are deemed canceled and terminated and the terms thereof shall be null and void and this Agreement shall be the sole agreement between the parties hereto.  This Agreement may only be amended, modified or changed by written instrument executed by all parties hereto.

10.
In the event that any provision of this Agreement is rendered or declared to be partially or wholly invalid, illegal or unenforceable by subsequent legislation or by decree of a court of last resort, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in such a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner and shall remain in full force and effect.

ACCORD AND SATISFACTION

11.
This Agreement shall be governed by, interpreted, performed and construed in accordance with the laws of the State of Arizona.  The State of Arizona, County of Maricopa shall be the jurisdiction, forum and venue for litigation, trial, arbitration or mediation of any dispute which may arise between the parties hereto concerning the formation, execution, performance or breach of this Agreement, or of any alleged tort arising from the transactions which form the subject matter hereof.

12.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.
Each of the parties agrees to execute, acknowledge and deliver all further instruments and documents and to take such further action as may be reasonably required in order to effectuate the terms and purposes of this Agreement.

14.
Each of the parties hereto have independently consulted with legal counsel of its own selection in connection with the negotiation, preparation and execution of this Agreement, and is not relying upon the legal counsel of the other party in connection herewith.

15.
Any duly executed facsimile copy of this Agreement shall be deemed to be, and shall be, legally effective as though it were an original, pending the subsequent exchange of hard copy originals or counterparts duly executed by the parties hereto as may be required by law or agreed to in writing by all of the Parties hereto.

16.
This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

EXECUTED as of the date and year first above written.

STUDIO ONE MEDIA, INC.

/s/ Preston Shea	/s/ Russell H. Ritchie
Preston J. Shea, President	Russell H. Ritchie, Individually

/s/ Dale E. Riker
Dale E. Riker, Individually

CORNERSTONE WIRELESS COMMUNICATIONS, LLC.

By: /s/ Russell H. Ritchie
Russell H. Ritchie
Title: President

SUNTINE ENTERPRISES, LLC

By: /s/ Larry Kohler
Larry Kohler
Title: Manager

FIDELITY INSURANCE COMPANY, LTD.
FBO Account # SA 0456

By:/s/ Larry Kohler
Larry Kohler
Title: Manager